SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

WEBMETHODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

July 29, 2002

Dear webMethods, Inc. Stockholders:

      You are cordially invited to attend the 2002 annual meeting of stockholders of webMethods, Inc. to be held on August 28, 2002 at 11:00 a.m. local time, at the Hyatt Fair Lakes Hotel, 12777 Fair Lakes Circle, Fairfax, Virginia 22033.

      The matters we expect will be acted upon at the meeting are described in the following Notice of Annual Meeting of Stockholders and proxy statement.

      Enclosed is the 2002 Annual Report of webMethods, including our Form 10-K for the year ended March 31, 2002.

      It is very important that you vote your shares. Please take time to vote your shares today. You may do this by completing, signing and mailing the enclosed proxy in the enclosed envelope or by following the alternative voting procedures described on the proxy. Returning the proxy or voting telephonically or via the Internet does not deprive you of your right to attend the meeting and to vote your shares in person. Please ensure that your vote is counted by voting your shares now.

      We look forward to greeting those of you who are able to attend.

Sincerely,

Phillip Merrick
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of webMethods, Inc.:

      The 2002 annual meeting of stockholders of webMethods, Inc. will be held on August 28, 2002 at 11:00 a.m. local time, at the Hyatt Fair Lakes Hotel, 12777 Fair Lakes Circle, Fairfax, Virginia 22033 for the following purposes:

1.	Electing three persons as Class III directors to hold office until the annual meeting of stockholders in 2005;

2.	Ratifying the appointment of PricewaterhouseCoopers LLP as webMethods’ independent public accountants for the year ending March 31, 2003; and

3.	Transacting such other business as may properly come before the meeting or any adjournment.

      Items 1 and 2 are more fully described in the proxy statement accompanying this Notice, which we urge you to read. Holders of record of webMethods common stock at the close of business on July 2, 2002, our record date, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. The vote required for each of the proposals is set forth in the section of the proxy statement titled “Vote Required to Approve the Proposals.”

      Stockholders of webMethods are invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, sign and return the enclosed proxy card or follow the alternative voting procedures described on the enclosed proxy as promptly as possible. Doing so will help ensure that as many shares are represented as possible.

By Order of the Board of Directors,

Jack L. Lewis
Secretary

Fairfax, Virginia

July 29, 2002

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of webMethods, Inc., a Delaware corporation, for use at the 2002 annual meeting of stockholders of webMethods, Inc. to be held on August 28, 2002 at 11:00 a.m. local time, at the Hyatt Fair Lakes Hotel, 12777 Fair Lakes Circle, Fairfax, Virginia 22033 or at any adjournment or postponement of that meeting. We are first mailing this proxy statement and the accompanying form of proxy to stockholders on or about July 29, 2002. We have enclosed an annual report for webMethods’ fiscal year ended March 31, 2002, including our annual report on Form 10-K.

Stockholders Entitled to Vote

      Stockholders of record of our common stock at the close of business on July 2, 2002, our record date, will be entitled to vote at the meeting. At the close of business on July 2, 2002, we had 50,687,524 shares of common stock outstanding and entitled to vote. Each of those shares entitles the holder to one vote for each matter to be voted upon at the meeting except for the election of directors, for which each share entitles the holder to one vote for each of the directors to be elected.

Vote Required to Approve the Proposals

      With respect to Proposal No. 1, three directors will be elected by a plurality of the votes duly cast on that matter. Proposal No. 2 requires the affirmative vote of a majority of votes duly cast on that matter. No proposal is conditioned upon the approval of any other proposal by the stockholders.

Votes Needed for a Quorum, Effect of Abstentions and Broker Non-Votes

      A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. For purposes of determining the presence of a quorum, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded or who enter “broker non-votes” at the meeting, are considered stockholders who are present, and their shares count toward the quorum.

      On certain matters, brokers holding shares of record for customers are not entitled to vote on those matters unless they receive voting instructions from their customers. “Broker non-votes” means votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified webMethods on a proxy form in accordance with industry practice or has otherwise advised webMethods that it lacks voting authority.

      Abstentions and broker non-votes are deemed “present” but are not deemed “votes cast.” As a result, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors or the ratification of independent public accountants.

How to Vote the Proxy

      The proxy accompanying this proxy statement is solicited on behalf of the webMethods Board of Directors for use at the meeting. Stockholders of record or registered stockholders should vote proxies by mail, telephonically or via the Internet as follows:

•	By mail: Complete, date and sign the accompanying proxy and promptly mail it in the return envelope provided.

•	By telephone: Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

•	By Internet: Go to the website indicated on the enclosed proxy and follow the instructions provided.

      If your shares are held beneficially or in “street” name through a nominee, such as a broker, financial institution or other holder of record, your vote may also be cast by telephone or by Internet if your nominee offers those voting alternatives. Please follow the specific instructions provided by your nominee on your proxy. Stockholders submitting proxies or voting instructions by Internet should understand that there may be costs associated with Internet access, such as access charges from Internet service providers or telephone companies, that will be borne by the stockholder.

      Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, financial institution or other holder of record and you wish to vote at the meeting, you must present at the meeting before you vote your shares a letter from your broker, financial institution or other holder of record confirming your beneficial ownership, as of July 2, 2002, of the shares you intend to vote.

      If you complete, sign and mail your proxy without indicating how you want to vote, your proxy will be counted as a vote to elect the three nominees as directors and in favor of ratifying the selection of independent accountants. If any other matter is presented at the meeting for consideration, the persons appointed as proxies will have discretion to vote on that matter in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote.

      All proper proxies that we receive prior to the vote being taken at the meeting will be voted as indicated on the proxy unless the proxy is revoked at the meeting. A proxy may be revoked by a stockholder of record by a written, dated document delivered to the General Counsel of webMethods prior to the meeting stating that the proxy is revoked; a subsequent proxy by the same person who voted the earlier proxy that is presented at or prior to the meeting; or attendance at the meeting and voting in person.

Solicitation of Proxies

      webMethods will pay the expenses of soliciting proxies to be voted at the meeting. In addition to soliciting proxies through the mail, directors, officers and employees of webMethods may solicit proxies in person or by telephone, telegram, fax, electronic mail or other means of communication. Directors, officers and employees will not receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. After the original mailing of the proxies and other solicitation materials, webMethods will request that brokers, financial institutions, custodians, nominees and other record holders of webMethods stock forward copies of the proxy and solicitation materials to beneficial owners for whom they hold shares. webMethods intends to reimburse these record holders for reasonable expenses incurred in forwarding these materials.

Adjournment of Meeting

      In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Copies of Securities Filings

      We have furnished with this proxy statement an annual report for our fiscal year ended March 31, 2002, including our annual report on Form 10-K for that year. Any stockholder who wishes to receive copies of our periodic securities filings on Forms 10-Q, 10-K or 8-K may request a copy by writing to our General Counsel at 3930 Pender Drive, Fairfax, Va. 22030.

Other Business

      Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted on each matter in accordance with the judgment of the persons voting such proxies.

Future Stockholder Proposals

      Stockholder proposals intended to be included in the proxy statement for our next annual meeting of stockholders should be sent to our General Counsel at 3930 Pender Drive, Fairfax, Virginia 22030. Under our bylaws, notice of any stockholder proposal to be made at an annual meeting of stockholders must be received no less than 45 days nor more than 75 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. A copy of the current bylaws may be obtained from our General Counsel by written request.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our Board of Directors is currently comprised of nine directors. The bylaws divide the Board of Directors into three classes: Class I, Class II and Class III, with members of each class serving three-year terms and the term of office of each class ending in successive years. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until its successors are duly elected and qualified. The terms of the Class III directors, Phillip Merrick, Jerry Jasinowski and Michael Levinthal, expire with this meeting; the terms of the Class I directors continue until the 2003 annual meeting; and the terms of the Class II directors continue until the 2004 annual meeting. Each of the Class III directors has been recommended for nomination by the Nominating Committee and nominated for re-election by our Board of Directors. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. webMethods is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Directors and Nominees

      The nominees for election as Class III directors at the meeting, and certain information about them, are set forth below.

Nominees for election as Class III directors at the meeting who will serve for a term expiring in 2004:

Name	Age	Position

Phillip Merrick	39	Chairman of the Board and Chief Executive Officer
Jerry J. Jasinowski(1)(2)	63	Director
Michael Levinthal(1)	47	Director

(1)	Member of the Nominating Committee

(2)	Member of the Audit Committee

      Phillip Merrick, the founder of webMethods, has served as Chairman of the Board and Chief Executive Officer since its inception in June 1996 and as President from its inception until August 2000. Before founding webMethods, he served from December 1994 to February 1996 as Vice President of Engineering at Open Software Associates, an Internet and graphic user interface tools company. From 1990 to 1994, Mr. Merrick was Director of Development at Magna Software Corporation. Mr. Merrick holds a B.S. in Computer Science from the University of Melbourne in Australia.

      Jerry Jasinowski has been a director of webMethods since July 2001. Since 1990, he has served as President of the National Association of Manufacturers, the largest US business advocacy and policy association. Mr. Jasinowski is also an author and commentator on economic, industrial and governmental issues. He is a director of Harsco Corporation and The Phoenix Companies, Inc. and serves on the advisory boards of several e-commerce companies. Mr. Jasinowski holds a B.A. in Economics from Indiana University, and an M.A. in Economics from Columbia University and is a graduate of the Harvard Business School’s Advanced Management Program.

      Michael Levinthal has been a director of webMethods since September 1998. Since 1984, he has been partner or director of various entities associated with the Mayfield Fund, a venture capital fund, of which he is a general partner. He is a director of Concur Technologies, Inc., a workplace e-commerce software company. Mr. Levinthal holds an MBA, an M.S. in Industrial Engineering and a B.S. in Engineering from Stanford University.

      The incumbent Class I directors, whose terms expire in 2003, and certain information about them, are included below.

Name	Age	Position

Betsy S. Atkins(1)	47	Director
R. James Green	52	Director, Chief Technology Officer and Executive Vice President
Robert Vasan(1)	36	Director

(1)	Member of the Compensation Committee

      Betsy S. Atkins has been a director of webMethods since October 2001. Ms. Atkins has served as Chief Executive Officer of the Operating Group of Accordiant Ventures, an independent venture capital firm, since 1994. She was a founder and director of Ascend Communications Corporation, a provider of wide area networking solutions for telecommunications carriers, Internet service providers and corporate customers. Ms. Atkins served as Ascend’s Senior Vice President of Marketing, Sales, International and Services from 1989 until Ascend was acquired by Lucent Technologies in 1999. Ms. Atkins is a member of the Pension Benefit Guaranty Trust Corp. Advisory Committee appointed by the President of the United States and is a Trustee of Florida International University. She is a director of UTStarcom, Inc., McDATA Corporation, Polycom, Inc. and Wilmington Trust Corporation, as well as a number of private companies. Ms. Atkins holds a B.A. from the University of Massachusetts.

      R. James Green has been a director of webMethods and served as its Chief Technology Officer and Executive Vice President since August 2000. Prior to joining webMethods, Mr. Green co-founded and served as Chairman and Chief Executive Officer of Active Software, Inc., which webMethods acquired in August 2000. Prior to founding Active Software, Mr. Green established and managed the distributed objects program at Sun Microsystems, Inc., a provider of network computing products, where he was Director of Engineering from 1988 to 1995. Mr. Green holds a B.A. from Hanover College, an M.S. in Industrial Engineering from North Carolina State University and an M.S. in Computer Science from San Jose State.

      Robert Vasan has been a director of webMethods since September 1998. He is a general partner of Mayfield Fund, a venture capital fund, where he has served as a partner since June 1998. In 1996 and 1997, Mr. Vasan was a private investor focusing on information technology companies. In 1997 and 1998, Mr. Vasan attended Harvard Business School. From 1994 to 1996, Mr. Vasan was Director of Technology for Risk Management Solutions, a software company. Mr. Vasan also serves as a director of Aether Systems, Inc. Mr. Vasan holds a B.A.S. dual degree in Industrial Engineering and Economics from Stanford University, and has an MBA from the Harvard Business School.

      The incumbent Class II directors, whose terms expire in 2004, and certain information about them, are included below.

Name	Age	Position

James P. Gauer(1)(2)	50	Director
Jack L. Lewis	57	Director
Gene Riechers(2)(3)	47	Director

(1)	Member of the Nominating Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

      James Gauer has been a director of webMethods since August 2000. Since April 1999, he has served as a general partner of Palomar Ventures, a venture capital investment firm, and, from December 1992 to April 1999, he was a general partner of Enterprise Partners. Mr. Gauer served on the Board of Directors of Efficient Networks, Inc. prior to its acquisition by Siemens and is also a director of several privately held companies. Mr. Gauer holds a B.A. in Mathematics from the University of California, Los Angeles.

      Jack Lewis has been a director of webMethods since January 1997. Mr. Lewis has also served as our secretary since January 1998. He has been a partner in the law firm of Shaw Pittman LLP since January 1999. Prior to joining Shaw Pittman LLP, Mr. Lewis was a stockholder in the law firm of Tucker, Flyer & Lewis, P.C., which he co-founded in 1975. Mr. Lewis holds an A.B. in History from Brown University and a J.D. from Cornell Law School.

      Gene Riechers has been a director of webMethods since November 1997. Since April 2002, Mr. Riechers has been a general partner of Valhalla Partners, a venture capital firm. From June 2001 to April 2002, he was a general partner of Broadreach Partners, which provided consulting services to emerging technology companies, and, from April to June 2001, he was an independent consultant to emerging technology companies. From 1996 to April 2001, Mr. Riechers served as a Managing Director of FBR Technology Venture Partners L.P., a venture capital fund. From December 1995 to December 1996, Mr. Riechers served as the Chief Financial Officer of CyberCash, Inc., an Internet transaction processing company. From September 1993 to December 1995, he served as Chief Financial Officer and Vice President, Business Development of Online Resources & Communications Corp., an online banking company. He has a B.S. in Accounting from Pennsylvania State University and an MBA from Loyola College.

Board of Directors’ Meetings and Committees

      The Board of Directors met fourteen times, including telephone conference meetings, during our fiscal year ended March 31, 2002. During that year, no current director attended fewer than 75% of aggregate of (a) the total number of meetings of the board held while he was a director and (b) the total number of meetings held by all committees of the Board on which he then served.

      The Board of Directors has an audit committee, a compensation committee and a nominating committee.

      Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the results and scope of audit and other services provided by webMethods’ independent accountants and reviews and evaluates the audit and control functions. The Board of Directors has adopted a written charter for the Audit Committee, which was included as an appendix to the joint proxy statement/prospectus for our annual meeting on August 15, 2000. The Audit Committee consists solely of directors who, in the opinion of the Board of Directors, are independent, as defined in Section 4200(a)(15) of the National Association of Securities Dealers’ listing standards for the Nasdaq National Market. All Audit Committee members are able to read and understand fundamental financial statements, and at least one member has financial sophistication by virtue of accounting or related financial management expertise, as required by Section 4350(d)(2) of the NASD’s listing standards. During our fiscal year 2002, the Audit Committee was comprised of Gene Riechers (Chairman), Jerry Jasinowski (who became Chairman in May 2002) and James Gauer, and met three times.

      Compensation Committee. The Compensation Committee reviews and makes recommendations regarding webMethods’ stock plans and makes decisions concerning salaries and incentive compensation for management. The Compensation Committee consists solely of directors who are not current or former employees of webMethods or any subsidiary. The Compensation Committee met five times and took action by written consent six times during fiscal year 2002. The Compensation Committee currently consists of Gene Riechers (Chairman), Betsy Atkins and Robert Vasan.

      Nominating Committee. The Nominating Committee considers and makes recommendations to the Board concerning the appropriate size, function and needs of our Board of Directors, including the screening and nominating of candidates to fill positions on the Board and recommending nominees for approval by our Board of Directors and stockholders. The Nominating Committee met informally on a number of occasions but did not hold a formal meeting or act by written consent during fiscal year 2002. In exercising its responsibilities for nominating candidates for election as directors, the Nominating Committee will consider persons recommended by stockholders. Stockholder recommendations should be submitted to our General Counsel at 3930 Pender Drive, Fairfax, Virginia 22030, and they will be forwarded to the Nominating Committee members for consideration. The Nominating Committee currently consists of directors who are “independent” in that they are not current or former employees of webMethods or any subsidiary and do not have any direct or indirect economic relationship with webMethods other than as a result of customary directors’ compensation or stock ownership. Current members of the Nominating Committee are Jim Gauer (Chairman), Jerry Jasinowski and Michael Levinthal.

Compensation Committee Interlocks and Insider Participation

      None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or compensation committee.

Director Compensation

      Directors currently do not receive any cash compensation from webMethods for their services as members of the Board of Directors, although members are reimbursed for expenses in connection with attendance at Board of Directors and committee meetings. Directors are eligible to participate in our stock option plan approved by our stockholders. Directors usually receive an option grant covering 55,188 shares with the exercise price equal to fair market value of our common stock on or about the date they first are elected to the Board, and that option generally vests in monthly increments over three years. During our fiscal year 2002, Jim Gauer received a grant of stock options in November 2001 covering 55,188 shares at then-current fair market value vesting over three years commencing with his election to the Board in August 2000, and Jerry Jasinowski and Betsy Atkins each received a grant of stock options covering 55,188 shares following their election to the Board in July 2001 and October 2001, respectively, at then-current fair market value, which vest over the following three years.

Required Vote

      The nominees must be approved by the plurality of votes of the shares present in person or by proxy at the meeting to be elected as directors. Abstentions or broker non-votes will not be counted as voted for or against any nominee or director.

The Board recommends a vote “FOR” the election of

each nominee to serve as a director of webMethods.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      We have selected PricewaterhouseCoopers LLP as our independent public accountants to perform the audit of our financial statements for the year ending March 31, 2003, and the stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

      Fiscal 2001 Audit Firm Fee Summary. During fiscal year 2002, we retained our principal independent public accountants, PricewaterhouseCoopers, LLP, to provide services in the following categories and amounts:

Audit Fees for auditing consolidated financial statements of webMethods, Inc.	$387,000
Financial Information Systems Design and Implementation Fees	none
All Other Fees, primarily for services relating to tax compliance, statutory audits of foreign subsidiaries and benefit plan audits	$345,000

      The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by our principal independent public accountants is compatible with maintaining the independence of our principal independent public accountants.

      The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal will be required to approve the ratification of PricewaterhouseCoopers LLP as our independent public accountants for the year ending March 31, 2003. Abstentions and broker non-votes will have no effect on the voting results on this matter. If our stockholders fail to ratify the appointment, the Audit Committee and Board will consider it a direction to select other public accountants for the fiscal year ending March 31, 2003 and subsequent years. Even if the selection is ratified, the Audit Committee and Board, in their discretion, may select a new independent accounting firm at any time during the year if they feel that such a change would be in the best interest of webMethods and its stockholders.

The Board recommends a vote “FOR” the ratification

of the selection of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by webMethods under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of webMethods’ financial reporting processes. Management has the primary responsibility for webMethods’ financial statements and its reporting processes, including its internal controls. The independent accountants are responsible for performing an independent audit of webMethods’ consolidated financial statements in accordance with generally accepted auditing standards in the United States and for issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

      The Audit Committee previously met with, and recommended the selection of, PricewaterhouseCoopers LLP to serve as webMethods’ independent accountants for the fiscal year ended March 31, 2002. PricewaterhouseCoopers LLP has served as webMethods’ independent accountants since its initial public offering in 2000. The Audit Committee has recommended to the Board of Directors, and the Board has approved, the selection of PricewaterhouseCoopers LLP to serve as independent accountants to perform the audit of webMethods’ consolidated financial statements for the fiscal year ending March 31, 2003.

      The Audit Committee reviewed the audited consolidated financial statements of webMethods for the fiscal year ended March 31, 2002 and discussed those financial statements with management and with PricewaterhouseCoopers LLP. Management represented to the Audit Committee that those financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be disclosed by SAS 61 (Communication with Audit Committees), including the quality and acceptability of webMethods’ financial reporting processes and controls.

      The Audit Committee discussed with webMethods’ independent accountants the overall scope and plans for their audit of webMethods’ consolidated financial statements for the fiscal year ended March 31, 2002. The Audit Committee met regularly with management and representatives of PricewaterhouseCoopers LLP, with and without management present, to discuss the presentation of financial results, their examination, the evaluation of webMethods’ internal controls and the overall quality of webMethods’ accounting principles. In addition, the Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountants’ independence from webMethods and its related entities), and discussed with PricewaterhouseCoopers LLP their independence from webMethods.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, including webMethods’ audited consolidated financial statements for the fiscal year ended March 31, 2002 in the Annual Report of webMethods on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

/s/ JAMES GAUER

/s/ JERRY JASINOWSKI(1)

/s/ GENE RIECHERS(2)

(1)	Mr. Jasinowski has served as Chairman of the Audit Committee since May 2002.

(2)	Mr. Riechers served as Chairman of the Audit Committee prior to May 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information regarding the beneficial ownership of webMethods common stock as of July 2, 2002 by:

•	each person known by webMethods to own beneficially more than five percent (5%) of its common stock;

•	each director of webMethods;

•	each of the executive officers named in the Summary Compensation Table in this proxy statement; and

•	all current directors and executive officers of webMethods as a group.

      Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within sixty (60) days of July 2, 2002. Those shares issuable under stock options are deemed outstanding for computing the percentage of each person holding options but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 50,687,524 shares of common stock outstanding as of July 2, 2002.

      Unless otherwise indicated, the address for each listed stockholder is: c/o webMethods, Inc., 3930 Pender Drive, Fairfax, Virginia 22030. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock.

	Shares
	Beneficially Owned

Name of Beneficial Owner	Number	Percent

FMR Corporation(1)	5,279,895	10.4%
Perkins, Wolf, McDonnell & Company(2)	5,271,800	10.4
Massachusetts Financial Services Company(3)	3,998,511	7.9
Berger Small Cap Value Fund(4)	2,600,000	5.1
Phillip Merrick(5)	2,738,188	5.4
Betsy Atkins(6)	6,132	*
James Gauer(7)	92,460	*
Jim Green(8)	747,237	1.5
Jerry Jasinowski(9)	20,529	*
Michael Levinthal(10)	191,658	*
Jack Lewis(11)	974,531	1.9
Gene Riechers(12)	109,724	*
Robert Vasan(13)	35,259	*
David Mitchell(14)	382,431	*
Tom Erickson(15)	131,690	*
Laurie Mascott(16)	18,230	*
Donna Angiulo(17)	42,065	*
All executive officers and directors as a group (15 persons)(18)	6,010,192	11.5

*	Less than one percent.

(1)	Based solely upon a Schedule 13G dated February 14, 2002, which provides information on voting and investment power. The principal address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	Based solely upon a Schedule 13G dated May 31, 2002, which provides information on voting and investment power. This person reports having shared voting and dispositive power concerning 5,213,850 shares. The principal address of Perkins, Wolf, McDonnell & Company is 310 S. Michigan Avenue, Chicago, Illinois 60604.

(3)	Based solely upon a Schedule 13G dated February 11, 2002, which provides information on voting and investment power. The principal address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(4)	Based solely upon a Schedule 13G dated February 12, 2002, which provides information on voting and investment power. This person reports having shared voting and dispositive power concerning 2,600,000 shares. The principal address of Berger Small Cap Value Fund is 210 University Blvd., Suite 900, Denver, Colorado 80206.

(5)	Includes 1,051,949 shares held jointly with his spouse, 1,544,365 shares held by a trust, 23,128 shares held by his spouse and 118,746 shares subject to option exercise within 60 days of July 2, 2002.

(6)	Includes 6,132 shares subject to option exercise within 60 days of July 2, 2002.

(7)	Includes 47,332 shares subject to option exercise within 60 days of July 2, 2002.

(8)	Includes 459,855 shares held by a family trust and 287,382 shares subject to option exercise within 60 days of July 2, 2002.

(9)	Includes 19,929 shares subject to option exercise within 60 days of July 2, 2002.

(10)	Includes 77,285 shares held of record by family trusts and 50,589 shares subject to option exercise within 60 days of July 2, 2002.

(11)	Includes (a) 4,599 shares subject to option exercise within 60 days of July 2, 2002, (b) 661,850 shares held by The Merrick Children’s Irrevocable Trust, of which Mr. Lewis is trustee, (c) 100,000 shares held of record by various trusts for which his spouse is trustee and (d) 208,082 shares held by a family trust for which Mr. Lewis is trustee. Mr. Lewis disclaims beneficial ownership of shares held by The Merrick Children’s Irrevocable Trust and the trusts for which his spouse is trustee.

(12)	Includes 50,589 shares subject to option exercise within 60 days of July 2, 2002.

(13)	Includes 35,259 shares subject to option exercise within 60 days of July 2, 2002.

(14)	Includes 307,776 shares subject to option exercise within 60 days of July 2, 2002.

(15)	Includes 131,250 shares subject to option exercise within 60 days of July 2, 2002.

(16)	Includes 18,230 shares subject to option exercise within 60 days of July 2, 2002.

(17)	Includes 40,519 shares subject to option exercise within 60 days of July 2, 2002.

(18)	Includes shares beneficially owned by current directors and executive officers as a group, as reported above, and 1,616,824 shares subject to options exercisable within 60 days of July 2, 2002 held by current directors and executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and certain persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required to furnish us with copies of all Section 16(a) forms that they file. During our fiscal year 2002, Robert Vasan inadvertently omitted several transactions in May 2001 from a Form 4 filed for that month and reported them on a Form 4 filed in December 2001 reporting transactions in November 2001. We believe that all directors and executive officers of webMethods subject to Section 16(a) reporting are current in their reporting obligations thereunder.

EXECUTIVE COMPENSATION

      The following table sets forth compensation information for the fiscal year ended March 31, 2002 paid by us for services by our Chief Executive Officer, and our four other highest-paid executive officers, collectively referred to as the Named Officers.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
		Annual Compensation			Awards

	Year			Other	Securities
	Ended			Annual	Underlying		All Other
Name and Principal Position	March 31	Salary($)(1)	Bonus($)(1)	Compensation($)(1)(2)	Options/SARs		Compensation($)

Phillip Merrick	2002	$187,262	$70,219	—	350,000		—
Chairman and CEO	2001	182,158	66,147	—	0		$1,989	(3)
	2000	156,247	93,750	—	0		8,583	(4)
David Mitchell	2002	149,812	64,602	—	340,000		—
President and COO	2001	145,729	163,626	—	0		3,691	(5)
	2000	127,512	103,750	—	99,999		14	(6)
Tom Erickson	2002	131,800	85,938	$118,200 (7)	225,000	(8)	—
Senior Vice President,	2001	114,396	181,949	101,842 (7)	225,000	(9)	—
International And General Manager, Asia Pacific
Laurie Mascott	2002	200,046	158,581	—	125,000	(10)	—
Senior Vice President and	2001	62,952	42,469	—	50,000	(9)	—
General Manager, EMEA
Donna Angiulo	2002	170,012	32,012	—	105,000		—
Senior Vice President	2001	27,137	0	—	45,000		87	(11)

(1)	All amounts paid in foreign currency are converted into US Dollars using the exchange rate in effect at the end the fiscal year.

(2)	In accordance with the rules of the Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of webMethods, and certain perquisites and other personal benefits received by the Named Officers which do not exceed the lesser of either $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(3)	Consists of payment of $1,774 for disability insurance premium and $215 for taxable group term life insurance policy premium.

(4)	Consists of payment of $1,663 for disability insurance premium, $14 for taxable group term life insurance policy premium and $6,906 for fees relating to estate planning.

(5)	Consists of payment of $171 for taxable group term life insurance policy premium and $3,520 for fees relating to financial advice.

(6)	Consists of payment of taxable group term life insurance policy premium.

(7)	Consists principally of cost-of-living adjustment connected to location abroad and housing and automobile allowances. In fiscal 2002, housing allowance was $96,000, cost-of-living adjustment was $13,800 and auto allowance was $8,400. In fiscal 2001, housing allowance was $82,581, cost-of-living adjustment was $11,871, auto allowance was $7,226 and $164 was taxable group term life insurance policy premium.

(8)	Consists of stock options granted in stock option exchange program during fiscal 2002.

(9)	Stock options were granted in fiscal 2001 and canceled in stock option exchange program during fiscal 2002. See “Option Grants in Fiscal 2002.”

(10)	Consists of 50,000 stock options granted in stock option exchange program during fiscal 2002 and 75,000 additional stock options granted.

(11)	Consists of payment for taxable group term life insurance policy premium.

OPTION GRANTS IN FISCAL 2002

Option Grants in Last Fiscal Year

      The following table sets forth each grant of stock options during fiscal 2002 to each of the Named Officers. No stock appreciation rights were granted during the fiscal year. The options listed in the table have a term of ten years and vest as described in the notes to the table.

      The percentage numbers are based on options to purchase a total of 11,239,119 shares of our common stock granted to eligible participants under our stock option plan during fiscal 2002, including options to purchase a total of 6,025,713 shares granted in the stock option exchange program described below. The exercise price of each option was equal to the fair market value of our common stock as valued by the Compensation Committee of our Board of Directors on the date of the grant. The exercise price may be paid in cash or by such other means as are specified in the stock option agreement relating to the grant. The holder of the option is responsible for payment of any federal and state income tax liability incurred by the holder in connection with such exercise.

      The potential realizable value is calculated based on a ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed because of Securities and Exchange Commission rules and does not represent our prediction of our stock price performance. These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date, based upon the market value of our common stock on the date of option grant.

	Individual Grants
						Potential Realizable Value
	Number of					at Assumed Annual Rates
	Securities		% of Total			of Stock Price Appreciation
	Underlying		Options			for Option Term
	Options		Granted in	Exercise Price	Expiration
Name	Granted		Fiscal 2001	($/Share)	Date	5%	10%

Phillip Merrick	350,000	(1)	3.11	14.36	Nov. 16, 2011	$3,160,824	$8,010,150
David Mitchell	340,000	(1)	3.03	14.36	Nov. 16, 2011	3,070,515	7,781,288
Tom Erickson	225,000	(2)	2.00	14.36	Nov. 16, 2011	2,031,959	5,149,382
Laurie Mascott	50,000	(3)	0.44	14.36	Nov. 16, 2011	451,546	1,144,307
	75,000	(1)	0.67	14.36	Nov. 16, 2011	677,320	1,716,461
Donna Angiulo	55,000	(1)	0.49	25.10	May 2, 2011	868,126	2,200,001
	50,000	(1)	0.44	14.36	Nov. 16, 2011	451,546	1,144,307

(1)	Vesting occurs over a four-year period with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the next 36 months.

(2)	Option was granted in the stock option exchange program, and maintains the vesting schedule of the canceled option it replaces, which was granted May 26, 2000, with 25% vesting on the first anniversary of that date and the remaining 75% vesting in equal monthly installments over the next 36 months.

(3)	Option was granted in connection with the stock option exchange program, and maintains the vesting schedule of the canceled option it replaces, which was granted October 9, 2000 with 25% vesting on the first anniversary of that date and the remaining 75% vesting in equal monthly installments over the next 36 months.

      In April 2001, webMethods implemented a voluntary stock option exchange program for its employees, including its executive officers. Under the program, employees were offered the opportunity to exchange stock options with exercise prices of $40.00 and above for new options to purchase an equal number of shares to be granted at the closing market price of webMethods common stock on the Nasdaq National Market on a date at least six months and one day following the date the options were accepted for exchange, but no later than December 31, 2001. The program remained open until 5:00 pm, Eastern

Daylight Time, on May 11, 2001. A total of 7,489,000 options were surrendered for exchange under the program, but no stock options were exchanged by any employee who was then an executive officer of webMethods. A total of 6,025,713 new options were granted on November 16, 2001 with an exercise price of $14.36 per share and an expiration date of November 16, 2011, and a total of 1,463,287 surrendered options lapsed or expired. webMethods has not previously exchanged or repriced stock options held by its employees, executive officers or directors. Tom Erickson and Laurie Mascott, who did not become executive officers of webMethods until December 2001, were the only Named Officers to participate in the program, and information concerning their participation in the program is set out in the following table.

10-YEAR OPTION REPRICINGS

		Number of				Length of
		Securities				Original
		Underlying	Market Price		Exercise	Option Term
		Options/SARs	of Stock at	Exercise Price at	Price of	Remaining
		Repriced or	Time of	Time of	Replacement	at Date of
Name and Current Position	Date	Amended(#)	Cancellation($)(1)	Cancellation($)	Option(2)	Cancellation

Tom Erickson	11/16/01	225,000	$22.80	$68.00	$14.36	9 years
Senior Vice President, International and
General Manager, Asia Pacific
Laurie Mascott	11/16/01	50,000	22.80	92.25	14.36	9.4 years
Senior Vice President and
General Manager, EMEA

(1)	Options were canceled on May 11, 2001 when the tender period for the stock option exchange program closed. Price given is the closing price of webMethods shares on May 11, 2001 as quoted on the Nasdaq National Market.

(2)	Replacement stock options were granted on November 16, 2001. Price given is the closing price of webMethods shares on November 16, 2001 as quoted on the Nasdaq National Market.

Option Values

      The following table sets forth for each of the Named Officers options exercised and the number and value of securities underlying unexercised options that are held by the Named Officers as of March 31, 2002. The value of unexercised in-the-money options at 2002 fiscal year end has been calculated on the basis of $17.23 per share, the closing price quoted on the Nasdaq National Market for webMethods common stock on March 29, 2002, less the applicable exercise price per share, multiplied by the number of shares underlying the options.

			Underlying
			Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		March 31, 2002		March 31, 2002
	Acquired	Value
Name	on Exercise	Realized(1)	Vested	Unvested	Vested	Unvested

Phillip Merrick	0	0	118,746	354,599	$1,636,137	$1,141,649
David Mitchell	0	0	307,776	231,669	2,357,520	930,786
Tom Erickson	0	0	131,250	193,750	295,969	349,781
Laurie Mascott	36,978	$369,466	18,230	69,792	7,476	245,147
Donna Angiulo	0	0	40,519	139,481	0	143,500

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

Employment Agreements and Change of Control Arrangements

      None of the Named Officers has an employment agreement with webMethods. These officers may resign, or we may terminate their employment, at any time. Phillip Merrick and David Mitchell each is party to an agreement with us under which he may continue to receive base salary and benefits after his resignation or termination. We are obligated to make payments if either of them is terminated without cause (as defined by the agreement) or resigns for certain reasons, including, in the event of a change in control of webMethods, the Named Officer ceasing to be an executive officer of webMethods or a reduction or change in the Named Officer’s duties within two years of the change in control. Our obligation to make payments ceases upon the earlier of one year from the date of termination or resignation or when the Named Officer commences full-time employment with another employer.

      Stock options granted to employees (including our Named Officers) under webMethods’ Amended and Restated Stock Option Plan generally provide for accelerated vesting if, within one year after a change of control of webMethods, there is either a termination of the participant’s employment other than for cause (as defined in the agreement) or a voluntary termination by participant of employment within 90 days after good reason (as defined in the agreement) first exists. For purposes of that provision, a “change of control” occurs if (i) a person or group acquires direct or indirect ownership of not less than a majority of our then-outstanding voting securities, (ii) our stockholders approve a merger or consolidation involving webMethods and resulting in a change of ownership of a majority of the then-outstanding shares of our voting securities or (iii) our stockholders approve a plan of liquidation or dissolution of webMethods or the sale or disposition of all or substantially all of our assets.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by webMethods under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The Compensation Committee of webMethods’ Board of Directors determines the compensation of webMethods’ executive officers. The Compensation Committee is composed entirely of directors who are not, and have never been, officers or employees of webMethods, and its members are designated by the Board of Directors. Current members of the Compensation Committee are Betsy Atkins, Gene Riechers and Robert Vasan.

      The following report summarizes the philosophies and methods that the Compensation Committee uses to establish and administer webMethods’ executive compensation programs.

Compensation philosophy

      webMethods’ executive compensation programs are designed to attract and retain qualified executives and allow webMethods flexibility to respond to changes in its business environment. webMethods believes that achievement in its competitive and rapidly changing business environment is enhanced by the coordinated efforts of all individuals working toward common objectives. The goals of webMethods’ compensation programs are to align compensation with webMethods’ business objectives and performance, to foster teamwork and to enable webMethods to attract, retain and reward employees who contribute to webMethods’ long-term success.

      During fiscal 2002, management, with the assistance of a leading independent compensation consultant, developed recommendations regarding the design of broad-based compensation programs and executive compensation programs. Following modifications suggested by the Compensation Committee, the Compensation Committee approved the principles and policies of those programs, compensation levels and implementation of compensation programs for executive officers.

Compensation Components

      Each executive officer’s compensation package is comprised of three components: base salary, bonus and stock-based incentive awards. The summary below describes each of these components and the factors considered by the Compensation Committee in determining awards under each.

      Base salary. Base salary reflects individual performance and personal expertise. The level of base salary is based primarily upon the individual qualifications and relevant experience of each officer, the strategic goals for which the officer has primary responsibility, the compensation levels at similar companies and, based on market comparisons, the incentives necessary to attract and retain qualified management. Base salaries are adjusted each year to allow webMethods to maintain a competitive salary structure and to reward individual performance and growth.

      Bonus. Bonuses are tied to the achievement of certain performance standards or to reward outstanding service or achievement, are paid in cash and are variable in amounts. Cash bonuses are awarded on a discretionary basis based on achievement of departmental team goals and company-wide goals.

      Stock-based incentive awards. Stock-based incentive awards are designed to align the interests of the executive officers with that of the stockholders. Officers are awarded options to purchase shares of webMethods common stock under the webMethods Amended and Restated Stock Option Plan, which has been approved by our stockholders. The Compensation Committee considers the officer’s position with webMethods, his or her responsibilities and performance and the practices at similar companies, as well as the officer’s existing level of equity ownership in webMethods. Each option grant allows an officer to acquire shares of webMethods common stock over a period of time, generally ten years, at a fixed price per share, which is the fair market value of a share of common stock on the date of the grant. Options granted during fiscal 2002 typically vest at the rate of 25% on the first anniversary of the date of grant and in equal monthly installments thereafter over a three-year period, so long as the officer continues to be employed by webMethods.

Compensation of the Chief Executive Officer

      Phillip Merrick has been webMethods’ Chief Executive Officer since its inception in June 1996. His base salary and bonus for the year ended March 31, 2002 were $187,262 and $70,219, respectively. This represented an increase in base salary of approximately 2.8% from his base salary in the year ended March 31, 2001, and an increase in bonus of approximately 6.2% from the bonus paid to him in the year ended March 31, 2001. Mr. Merrick received a grant of stock options under the webMethods Amended and Restated Stock Option Plan covering 350,000 shares on November 16, 2001 in connection with the implementation of the stock-based incentive program for executive officers. The exercise price of that option was fair market value of webMethods’ common stock on the date of grant, and that option vests over a four-year period with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the next 36 months. That option grant represents the first stock options granted to Mr. Merrick since November 1999. The Compensation Committee evaluates a number of factors to determine the compensation received by Mr. Merrick, including information from a leading independent compensation consultant, salaries and stock-based incentives for chief executive officers of similar companies, the achievement of team-based goals and webMethods’ performance.

Deductibility of executive compensation

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer and the four other highly compensated executive officers, respectively, unless such compensation meets the requirements for a “performance-based” exception to Section 162(m). The Compensation Committee believes that, because the cash compensation paid to each of webMethods’ executive officers is expected to be below $1.0 million and the stock options granted to them will meet the requirements for performance-based exceptions, Section 162(m) will not affect the tax deductions available to webMethods with respect to the compensation of its executive officers. The Compensation Committee tries, to the extent reasonable, to qualify its executive officers’ compensation for deductibility under applicable tax laws. However, webMethods may pay non-deductible compensation to its executive officers from time to time.

Stock option exchange program

      In March 2001, at the direction of the Board of Directors, management proposed a voluntary stock option exchange program for all webMethods employees. After consideration, the Compensation Committee approved commencement of a tender offer under which employees would be offered the opportunity to exchange stock options with exercise prices of $40.00 and above for new options to purchase an equal number of shares to be granted at fair market value on the date of the first meeting or action of the Compensation Committee occurring at least six months and one day following the date the options were accepted for exchange, but no later than December 31, 2001. The tender offer commenced on April 12, 2001 and closed at 5:00 pm, Eastern Daylight Time, on May 11, 2001. A total of 7,489,000 options were surrendered for exchange under the program, but no stock options were exchanged by anyone who was then an executive officer of webMethods. On November 16, 2001, the Compensation Committee met and granted a total of 6,015,713 new options with an exercise price of $14.36 per share and an expiration date of November 16, 2011 to replace the options tendered in the option exchange program that had not lapsed or expired. Tom Erickson and Laurie Mascott, who are currently executive officers of webMethods named in the Summary Compensation Table, participated in the option exchange program on the terms offered to all other employees, and were granted replacement options before they became executive officers in December 2001.

Compensation Committee

/s/ BETSY ATKINS

/s/ GENE RIECHERS (CHAIRMAN)

/s/ ROBERT VASAN

STOCK PRICE PERFORMANCE GRAPH

The following graph and related information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by webMethods under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The following graph compares the cumulative total stockholder return data for webMethods’ common stock since February 11, 2000 (the date on which our common stock was first registered under Section 12 of the Securities Exchange Act of 1934 and traded in the public markets) to the cumulative return over such period of the Nasdaq Composite Index and Standard & Poor’s Information Technology Index. The graph assumes that $100 was invested on February 11, 2000, in each of our common stock, the Nasdaq Composite Index and Standard & Poor’s Information Technology Index. The graph further assumes that such amount was initially invested in the common stock of webMethods at a per share price of $35, the price at which the common stock was first offered to the public on the date our stock first traded in the public markets. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since April 1, 2001, we have not been a party to any transaction or series of transactions involving $60,000 or more and in which any director, executive officer or holder of more than 5% of our capital stock had a material interest other than those described below. Upon the completion of our initial public offering in February 2000, we instituted policies requiring that any transactions, including loans, between us and any of our officers, directors, principal stockholders or affiliates of any of these parties to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors serving on the Board. In addition, these transactions must be on terms no less favorable to us than could be obtained from an unaffiliated party.

      Jack L. Lewis, a member of the Board of Directors, is affiliated with a professional corporation that is a member of Shaw Pittman LLP, our external legal counsel.

      We granted options to some of our executive officers during fiscal year 2002 under the webMethods Amended and Restated Stock Option Plan that has been approved by our stockholders. See “Executive Compensation” and “Option Grants in Fiscal Year 2002” for more information about option grants to our executive officers. We granted stock options under the webMethods Amended and Restated Stock Option Plan to acquire 55,188 shares of common stock to each of Jerry Jasinowski, Betsy Atkins and James Gauer, who are members of the Board of Directors, on July 3, 2001, October 12, 2001 and November 16, 2001, respectively, at respective exercise prices per share of $19.50, $9.21 and $14.36.

      We have entered into indemnification agreements with each of our directors and certain of our executive officers. In these agreements, among other things, we agree to indemnify those persons for expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by us arising out of that person’s services as a director or executive officer of webMethods or any of its subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

      Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed envelope so that your shares may be represented at the meeting.

By Order of the Board of Directors

Jack L. Lewis
Secretary

July 29, 2002

Fairfax, Virginia

FORM OF PROXY

webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia 22030

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David Mitchell, Mary Dridi, Doug McNitt or any of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, $0.01 par value, of webMethods, Inc. (the “Company”) held of record by the undersigned on July 2, 2002, at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on August 28, 2002, and at any continuations, adjournments or postponements thereof.

         This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any continuations or adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and FOR Proposal 2 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF
WEBMETHODS, INC.

August 28, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONES ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

YOUR CONTROL NUMBER IS

  Please mark your votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposal 2.

1.	Election of Directors

FOR all nominees listed at right (except as marked to the contrary).

WITHHOLD AUTHORITY to vote for all nominees listed at right.

Nominees:	Phillip Merrick

Jerry J. Jasinowski

Michael Levinthal

         To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the year ending March 31, 2003	FOR	AGAINST	ABSTAIN

         In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any continuations on adjournments thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

Signature:                                                                Date:                           ,    2002

Signature:                                                                Date:                           ,    2002

Please date and sign here exactly as your name appears hereon.

         This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a partnership, corporation or other legal entity, please print full partnership, corporate or entity name and indicate capacity of duly authorized person executing on behalf of it.